EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of April 1, 2000 is entered into between TIMOTHY F. MCWILLIAMS, residing at 976 Villa Drive, Melbourne, Florida 32940 ("Executive"), and PRE-CELL SOLUTIONS, INC., a Colorado corporation having its principal office at 255 East Drive, Suite C, Melbourne, Florida 33326 ("Company").

         WHEREAS, the Company and Executive desire to provide for the employment of Executive by the Company on the terms set forth herein;

         IT IS AGREED:

         1.       Employment, Duties and Acceptance.

                  1.1 The Company hereby employs Executive as its Executive Vice President. All of Executive's powers and authority in any capacity shall at all times be subject to the reasonable direction and control of the Company's Chief Executive Officer.

                  1.2 The President may assign to Executive such other executive duties for the Company or any Affiliate (as defined in Section 5.1) as are consistent with Executive's status as Executive Vice President.

                  1.3 Executive accepts such employment and agrees to devote a sufficient portion of his business time, energies and attention to the performance of his duties. Executive shall perform his duties primarily in and from the Company's offices located in Melbourne, Florida.

         2.       Compensation and Benefits.


                  2.1 The Company shall pay to Executive a base salary ("Salary") at the aggregate rate of $150,000 per annum during the Employment Term (as such term is defined in Section 3.1, below). Executive's Salary shall be paid in equal, periodic installments, in accordance with the Company's normal payroll procedures and shall be subject to withholding taxes and other normal payroll deductions.

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                  2.2 The Company may award  Executive a bonus (the  "Bonus") at the sole discretion of the Board, which Bonus shall be determined based upon Executive's performance and the Company's performance generally. Notwithstanding the foregoing, Executive understands that the Company is not obligated under any circumstances, to award any such Bonus.

                  2.3 The Company shall annually review Executive's performance. Based upon such review and such other factors as the Company may consider, the Company may determine to increase Executive's salary. Notwithstanding the foregoing, Executive understands that the Company is not obligated under any circumstances, to award any such increase in salary.

                  2.4 Executive shall be entitled to such medical, dental and disability insurance which is no less favorable than generally afforded to other senior executives of the Company, subject to applicable waiting periods and other conditions. Executive shall be entitled to five weeks of vacation in each employment year and to a reasonable number of other days off for religious and personal reasons. Executive acknowledges that the Company may, from time to time, apply for and take out in its own name and at its expense, life, health, disability, accident or other insurance, including key man insurance, upon Executive that the Company may deem necessary and advisable to protect its interests hereunder; and Executive agrees to submit to any medical or other reasonable examination necessary for such purpose and to assist and cooperate with the Company in procuring such insurance; and Executive acknowledges that he shall have no right, title or interest in or to such insurance.

                  2.5 The Company will pay or reimburse Executive for all transportation, hotel and other expenses reasonably incurred by Executive on business trips and for all other ordinary and reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses approved in accordance with customary procedures.

                  2.6 The company will pay Executive a monthly automobile allowance equal to $1,250 per month during the Employment Term.

         3.       Term and Termination.

                  3.1 The term of this Agreement commences as of April 1, 2000, and shall continue until April 1, 2003 (the "Employment Term"), unless sooner terminated or extended as herein provided.

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                  3.2 If Executive dies during the term of this Agreement,  this
Agreement shall thereupon terminate.

                  3.3 The Company, by notice to Executive, may terminate this Agreement if Executive shall fail because of illness or incapacity to render, for six consecutive months, services of the character contemplated by this Agreement.

                  3.4 The Company, by not less than 30 days notice to Executive, may terminate this Agreement without cause at any time. In the event of such termination the Company shall pay to Executive the salary due Executive pursuant to Paragraph 2.1 through the Employment Term as provided in Section 3.1. In the event Executive is terminated without cause during the final year of the Employment Term, then Executive shall receive the greater of: (i) the salary due Executive pursuant to Paragraph 2.1 through the Employment Term; or (ii) the salary due Executive pursuant to Paragraph 2.1 for a period of six calendar months. Notwithstanding such termination, the provisions of paragraph 4 shall survive.

                  3.5 The Company, by notice to Executive, may terminate this Agreement for cause. As used herein, "cause" shall include, but not be limited to: (a) the refusal or failure by Executive to carry out specific directions of the Chief Executive Officer or Board of Directors which are of a material nature, or the refusal or failure by Executive to perform a material part of Executive's duties hereunder; (b) the commission by Executive of a material breach of any of the provisions of this Agreement; (c) common law fraud or dishonest action by Executive in his relations with the Company or any of its subsidiaries or affiliates, or with any customer or business contact of the Company or any of its subsidiaries or affiliates ("dishonest" for these purposes shall mean Executive's knowingly or recklessly making of a material misstatement or omission for his personal benefit); or (d) the conviction of Executive of any crime involving an act of moral turpitude. Notwithstanding the foregoing, no "cause" for termination shall be deemed to exist with respect to Executive's acts described in clauses (a) or (b) above, unless the Company shall have given written notice to Executive specifying the "cause" with reasonable particularity and, within ten business days after such notice, Executive shall not have cured or eliminated the problem or thing giving rise to such "cause;" provided, however, that a breach of any provision of clauses (a) or (b) above, involving the same or substantially similar actions or conduct for which the Company previously gave notice of termination and with respect to which, Executive satisfactorily cured, shall be grounds for termination for cause without any additional notice from the Company. Notwithstanding such termination, the provisions of paragraph 4 shall survive.

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                  3.6 The  Executive,  by notice to the Company,  may  terminate this Agreement if the Company materially breaches any of the provisions of this Agreement or does not comply with Section 2.4. Notwithstanding the foregoing, the Executive shall not have grounds for termination unless Executive shall have given written notice to the Company specifying the breach with reasonable particularity and, within ten days after such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such breach; provided, however, that a breach of any provision of this Agreement involving the same or substantially similar actions or conduct for which the Executive previously gave notice of termination and with respect to which, the Company satisfactorily cured, shall be grounds for termination for cause without any additional notice from the Executive. In the event of termination by Executive under this Section 3.6, the Company shall pay to Executive the Salary due Executive pursuant to
paragraph  2.1  hereof  through  the  Employment  Term.   Notwithstanding   such
termination, the provisions of paragraph 4 shall survive termination if the Company continues to pay Executive the Salary as provided in the immediately preceding sentence.

         4.       Protection of Confidential Information; Non-Competition.

                  4.1      Executive acknowledges that:

                           (a) As a result of his  employment  with the Company,
Executive will obtain secret and confidential information concerning the business of the Company and/or its subsidiaries and affiliates (referred to collectively in this paragraph 4 as the "Company"), including, without limitation, financial information, designs and other proprietary rights, trade secrets and "know-how," customers and sources ("Confidential Information").

                           (b) The Company will suffer  substantial damage which
will be difficult to compute if, during the period of his employment with the Company or thereafter, Executive should divulge Confidential Information.

                           (c) The  provisions of this  Agreement are reasonable
and necessary for the protection of the business of the Company.

                  4.2 Executive agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his employment with, or prior retention by, the Company, except (i) in the course of

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performing  his  duties  hereunder;  (ii)  with the  Company's  express  written consent; (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Company and, at the Company's expense, Executive shall: (a) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

                  4.3 Upon termination of his employment with the Company, Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control; provided, however, subject to Executive's obligations under this Section 4, that Executive shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship (both past and future) with the Company.

                  4.4 If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 4.2, the Company shall have the right and remedy:

                           (a)  to  have  the   provisions  of  this   Agreement
specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

                           (b) to require  Executive to account for and pay over
to the Company all monetary benefits received by the Executive as the result of any transactions constituting a breach of any of the provisions of Sections 4.2, and Executive hereby agrees to account for and pay over such benefits to the Company.

                  Each of the rights and remedies enumerated in this Section 4.4 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

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                  4.5  During  the  one-year  period  following  termination  of
Executive's employment with the Company for any reason, Executive, without the prior written permission of the Company, shall not, anywhere in the United States, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any Competitive Business, as defined below; (ii) engage in any Competitive Business for his own account; (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company while Executive was employed by the Company; or (v) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers or other persons with whom the Company has a contractual relationship or is otherwise doing business or has done business during the term of this Agreement.
Notwithstanding  the  foregoing,   nothing  in  this  Agreement  shall  preclude
Executive  from  investing  his  personal   assets  in  the  securities  of  any
corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the
over-the-counter   market  and  if  such  investment  does  not  result  in  his beneficially owning, at any time, more than 4.9% of the publicly-traded equity securities of such Competitive Business.

                  4.6 If  Executive  shall  violate any  covenant  contained  in
Section 4 the duration of such covenant so violated shall be automatically extended for a period of time equal to the period of such violation.

                  4.6 The provisions of this paragraph 4 shall survive the termination of this Agreement for any reason.

         5.       Definitions.

                  As used in this Agreement:

                  5.1 "Affiliate" shall mean any entity that, directly or indirectly, is controlled by, controlling, or under common control with the Company.

                  5.2 "Competitive  Business" shall mean a businesses engaged in
(i) the sale, manufacture, or distribution of wireless handsets; (ii) the development of software to be utilized in a wireless handset; (iii) the development of software designed or intended to provide management information or support systems to wireless handsets; (iv) any other businesses engaged in the sale, marketing, development or distribution of prepaid communication or

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utility services;  or (v) or any other business engaged in by the Company during the fiscal year immediately prior to the termination of Executive's employment.

         6. Termination of all Other Agreements. This Agreement shall supersede all prior agreements between the Company and any of its affiliates, subsidiaries or related entities and Executive in connection with his employment. Accordingly, that certain Employment Agreement between the Company and Executive dated as of December 1, 1998 is hereby terminated and of no further force or effect. Notwithstanding such termination, the Options granted to Executive under his prior Agreement shall survive. Additionally, that certain Employment Agreement between Executive and Pre-Paid Solutions, Inc., a wholly owned subsidiary of the Company, dated May 1, 1998 is hereby terminated and of no further force or effect.

         7.       Miscellaneous Provisions.

                  7.1 All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when transmitted by electronic means, or when delivered by reputable overnight courier, postage prepaid, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 6.1. All notices shall be deemed to have been given upon actual receipt.

                  If to Executive:

                           Timothy F. McWilliams
                           976 Villa Drive
                           Melbourne, Florida 32940

                  If to the Company:

                           Pre-Cell Solutions, Inc.
                           255 East Drive, Suite C
                           Melbourne, Florida 33326
                           Attention:  Chairman of the Board

                  7.2 This Agreement sets forth the entire agreement of the parties relating to the employment of Executive and are intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

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                  7.3 All  questions  with respect to the  construction  of this
Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of Florida applicable to agreements made and to be performed entirely in Florida.

                  7.4 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive's heirs and legal representatives.

                  7.5 Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            EXECUTIVE

                                            /s/ Timothy F. McWilliams
                                            -----------------------------------
                                            Timothy F. McWilliams

                                            PRE-CELL SOLUTIONS, INC.

                                            By: /s/ Thomas E. Biddix
                                               -------------------------------
                                               Thomas E. Biddix
                                               Cheif Executive Officer

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